UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2014, Crumbs Bake Shop, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that it has determined to deny the Company’s request for continued listing of the Company’s common stock on The Nasdaq Capital Market. Nasdaq indicated that it will suspend the trading of the common stock effective at the opening of business on July 1, 2014 and, in connection therewith, will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the common stock from listing and registration on Nasdaq. Nasdaq’s determination was based on the Company’s failure to comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b), coupled with the fact that the Company did not meet at least one of the following alternative minimum listing requirements: (i) the market value of its listed equity securities must be at least $35 million; or (ii) it must have recorded net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years. Nasdaq’s determination followed its initial letter of non-compliance received on April 9, 2014 and the Company’s submission of a plan outlining the efforts it was undertaking to regain compliance with the continued listing standards in response thereto. The Company has the right to appeal Nasdaq’s determination to a Hearings Panel pursuant to the procedures set forth in the 5800 Series of the Listing Rules. A hearing request will stay the trading suspension and the filing of the Form 25-NSE pending the Hearings Panel’s decision.

If the Company’s common stock is delisted from The Nasdaq Capital Market, the Company may seek to have the common stock quoted on the Over-the-Counter Bulletin Board (the “OTCBB”). It should be noted, however, that the OTCBB is not an issuer listing service or securities market, but a quotation service for market makers registered with the Financial Industry Regulatory Authority. An issuer of securities cannot submit a quotation application directly with the OTCBB. Rather, to be quoted, at least one market maker must sponsor the security and demonstrate compliance with Rule 15c2-11 under the Securities Exchange Act of 1934, as amended. In addition, the Company must meet certain eligibility requirements before its common stock may be quoted. Accordingly, no assurance can be given that the Company’s common stock will be quoted on the OTCBB if it is suspended from trading on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: June 24, 2014	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief
Financial Officer